GOLDEN STATE HOLDINGS INC. AND SUBSIDIARIES
        RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND MINORITY INTEREST

                                                                                             Years Ended December 31,
                                                                                 ------------------------------------------------
                                                                                    2001               2000               1999
                                                                                 ----------         ----------         ----------
Fixed charges (excluding interest on deposits):
----------------------------------------------
Interest on borrowings                                                           $1,775,498         $2,029,598         $1,578,096
Total fixed charges (excluding interest on deposits)                              1,775,498          2,029,598          1,578,096
Rent interest factor                                                                 13,256             12,870             12,830
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                        759,669            692,959            686,783
Earnings                                                                          2,548,423          2,735,427          2,277,709
Fixed charges (excluding interest on deposits)                                    1,788,754          2,042,468          1,590,926
Minority interest                                                                    26,988             26,987            113,941
Combined fixed charges (excluding interest on deposits) and minority interest     1,815,742          2,069,455          1,704,867
Ratio of earnings to combined fixed charges (excluding interest on deposits)
     and minority interest                                                             1.40 x             1.32 x             1.34 x

Fixed charges (including interest on deposits):
----------------------------------------------
Interest on deposits                                                             $  831,538         $  928,407         $  888,286
Interest on borrowings                                                            1,775,498          2,029,598          1,578,096
Total fixed charges (including interest on deposits)                              2,607,036          2,958,005          2,466,382
Rent interest factor                                                                 13,256             12,870             12,830
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                        759,669            692,959            686,783
Earnings                                                                          3,379,961          3,663,834          3,165,995
Fixed charges (including interest on deposits)                                    2,620,292          2,970,875          2,479,212
Minority interest                                                                    26,988             26,987            113,941
Combined fixed charges (including interest on deposits) and
     minority interest                                                            2,647,280          2,997,862          2,593,153
Ratio of earnings to combined fixed charges (including interest on deposits)
     and minority interest                                                             1.28 x             1.22 x             1.22 x

                                                                                                                         (Continued)


                                                                                   Years Ended December 31,
                                                                                 -----------------------------
                                                                                    1998               1997
                                                                                 ----------         ----------
Fixed charges (excluding interest on deposits):
----------------------------------------------
Interest on borrowings                                                           $  983,013         $  693,819
Total fixed charges (excluding interest on deposits)                                983,013            693,819
Rent interest factor                                                                  9,060              7,857
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                        450,357            297,861
Earnings                                                                          1,442,430            999,537
Fixed charges (excluding interest on deposits)                                      992,073            701,676
Minority interest                                                                   110,527            102,135
Combined fixed charges (excluding interest on deposits) and minority interest     1,102,600            803,811
Ratio of earnings to combined fixed charges (excluding interest on deposits)
     and minority interest                                                             1.31 x             1.24 x

Fixed charges (including interest on deposits):
----------------------------------------------
Interest on deposits                                                             $  791,112         $  746,985
Interest on borrowings                                                              983,013            693,819
Total fixed charges (including interest on deposits)                              1,774,125          1,440,804
Rent interest factor                                                                  9,060              7,857
Income before income taxes, minority interest, extraordinary item
     and cumulative effect of change in accounting principle                        450,357            297,861
Earnings                                                                          2,233,542          1,746,522
Fixed charges (including interest on deposits)                                    1,783,185          1,448,661
Minority interest                                                                   110,527            102,135
Combined fixed charges (including interest on deposits) and
     minority interest                                                            1,893,712          1,550,796
Ratio of earnings to combined fixed charges (including interest on deposits)
     and minority interest                                                             1.18 x             1.13 x
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